SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 6, 2007

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 562-5556

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 6, 2007, Extra Space Storage Inc. issued a press release announcing that it appointed Spencer F. Kirk as President, effective immediately.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Kirk, age 46, will report directly to Kenneth M. Woolley, the Company’s Chairman and Chief Executive Officer.  Mr. Kirk will oversee business operations including field operations and corporate finance for the Company.

Mr. Kirk has been associated with the Extra Space Storage organization for nearly ten years, having served as Executive Vice President of the Company’s predecessor, Extra Space Storage LLC, for seven years, and as a Director of the Company since its Initial Public Offering in 2004. Prior to that time, he co-founded and served as Chairman and Chief Executive Officer of Megahertz Corporation. Mr. Kirk holds a B.A. in finance and an M.B.A. from the University of Utah.

Mr. Kirk will be paid a base salary of $350,000 and is eligible for a bonus to be determined by the Compensation, Nominating and Governance Committee of the Company’s Board of Directors after the end of this calendar year.   In addition, he will receive a grant of 75,000 options pursuant to the terms and conditions of the Company’s 2004 Long-Term Incentive Compensation Plan and is eligible to participate in the Company’s standard executive health and other benefit plans.

As disclosed in the Company’s 2006 Form 10-K and related proxy statement, Mr. Kirk owns interests in the following related party entities:

•                  Centershift (29% ownership) — During the year ended December 31, 2006, the Company paid Centershift $824,000 for the purchase of software and license agreements.

•                  Extra Space Development (33% ownership) — During the year ended December 31, 2006, Extra Space Development paid the Company $518,000 for property management services.

•                  SpenAero, L.C. (affiliate of Mr. Kirk) - During the year ended December 31, 2006, the Company paid SpenAero $181,852 for the hourly usage of its aircraft.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1 Press Release dated September 6, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: September 12, 2007	By	/s/ Kent W. Christensen
		Name:	Kent W. Christensen
		Title:	Executive Vice President and Chief Financial Officer

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